UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 6, 2009

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 6, 2009, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company, by written consent, in order to convert annual cash compensation arrangements into a performance-based stock award, rescinded the participation of each of the Executive Officers in the Company’s fiscal 2009 Annual Bonus Program, suspended their participation in the Supplemental Executive Retirement Plan for the current year, and suspended Company matching contributions under the terms of the Executive Savings Investment Plan for the current year, and in lieu of all such benefits granted a Performance Restricted Stock Equivalent Award Agreement to each of them, with a value, as of the date of grant, roughly equivalent to the benefits foregone. The Performance Restricted Stock Equivalent Award utilizes the same performance metrics and targets as those established by the Committee for the 2009 Annual Bonus Program. The material terms of the Performance Restricted Stock Equivalent Award Agreement are as follows:

    1.     Award   As of the date of the award, recipients will be credited with restricted Common Stock equivalents which, upon vesting, will convert into shares of Energizer Holdings, Inc. Common Stock which will be issued to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment, or unless deferral is mandated in order to preserve the deductibility of the award.

    2.           Vesting; Payment     Vesting of the equivalents granted will occur on November 16, 2009, and the number vesting is contingent upon achievement of individual and Company performance targets for the period from September 30, 2008 through September 30, 2009, which targets were set by the Committee for the Company’s 2009 Annual Bonus Program at the beginning of the current fiscal year, as previously disclosed by the Company. A grid indicating the number of equivalents which will vest for each officer at the potential individual and Company performance achievements is attached at the end of Exhibit 10.1 to this filing. The equivalents vesting will be pro-rated for Company performance results that fall between “Threshold” and “Target”, and “Target” and “Stretch”, as indicated on the grid.

    3.           Acceleration     All unvested equivalents granted to a recipient will immediately vest upon his or her death or termination of employment following a declaration of total and permanent disability. Upon a Change of Control of the Company, a number of equivalents equal to the number which would otherwise vest if the individual’s individual performance rating was a “2” and Company performance was at “Target”, will accelerate and vest.

    4.           Forfeiture     Any portion of the recipient’s restricted stock equivalents that are not vested will be forfeited upon:

        a.         the recipient’s voluntary or involuntary termination;
        b.         a determination by the Committee that the recipient engaged in competition with the Company; or
        c.         a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The form of the Performance Restricted Stock Equivalent Award Agreement is attached to this filing as Exhibit 10.1.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: February 10, 2009

EXHIBIT INDEX

Exhibit No.

10.1                                Form of Performance Restricted Stock Equivalent Award Agreement.